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                                                                   EXHIBIT 23.5

                         CONSENT OF SQUIRE & COMPANY, PC

                                     CONSENT

            We have issued our report dated February 15, 1997 accompanying the consolidated financial statements of Geneva Rock Products, Inc. contained in the Registration Statement on Form S-4 of Clyde Companies, Inc. and the Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and the Proxy Statement/Prospectus and to the use of our name as it appears in the Registration Statement and the Proxy Statement/Prospectus.

Date:  December 2, 1997             /s/ Squire & Co.


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